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                                                                    EXHIBIT 3.1


State of New York      }
Department of State    }  ss:



I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.


     Witness my hand and seal of the Department of State on JUNE 16 1998




[LOGO]

                           Special Deputy Secretary of State




DOS-1266 (5/96)

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                          CERTIFICATE OF INCORPORATION

                                       OF

                             S.M.A. REAL TIME INC.

           Under Section 402 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

     1. The name of the corporation is:

                             S.M.A. REAL TIME INC.

     2. The purpose or purposes for which the corporation is formed are as follows; to wit:

To engage in any lawful act or activity for which corporations may be formed under the Business Corporation Law. The corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

To own, operate, manage, acquire and deal in property, real and personal, which may be necessary to the conduct of the business.

The corporation shall have all of the powers enumerated in Section 202 of the Business Corporation Law, subject to any limitations provided in the Business Corporation Law or any other statute in the State of New York.

     3. A director of the corporation shall not be held liable to the corporation or its shareholders for damages for any breach of duty in such capacity except for

        (i) liability if a judgment or other final adjudication adverse to a director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that the director's acts violated BCL Section 719, or

        (ii) liability for any act or omission prior to the adoption of this provision.

     4. The county in which the office of the corporation is to be located in the State of New York is: New York

     5. The aggregate number of shares which the corporation shall have authority to issue is: 200 shares, no par value.

     6. The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

                Charles W. Weiss, Esq.
                84 Wooster Street
                Suite 303
                New York, New York 10012

     The undersigned incorporator is of the age of eighteen years or over.

IN WITNESS WHEREOF, this certificate has been subscribed May 26, 1993 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

                                            Deneane M. Rogers
                                            -------------------
                                            Deneane M. Rogers
                                            33 Rensselaer Street
                                            Albany, New York 12202

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                          CERTIFICATE OF INCORPORATION

                                       OF

                             S.M.A. REAL TIME INC.

FILED BY:  Charles W. Weiss, Esq.
           84 Wooster Street
           Suite 303
           New York, New York 10012

                                           STATE OF NEW YORK
                                           DEPARTMENT OF STATE
                                           FILED:  MAY 26, 1993
                                           TAX$: 10
                                           BY: /s/illegible